Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of RhythmOne plc of our report dated November 12, 2017 relating to the RhythmOne plc financial statements, which appears in the RhythmOne Registration Statement on Form F-4, as amended (File No. 333-222282).

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

February 8, 2018